UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

GALECTO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100

Boston, MA 02109

(Address of principal executive offices, including zip code)

(+45) 70 70 52 10

(Registrant’s telephone number, including area code)

Ole Maaloes Vej 3

DK-2200 Copenhagen N

Denmark

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GLTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and President

On February 6, 2026, the Board of Directors (the “Board”) of Galecto, Inc. (the “Company”) determined that, effective as of 12:01 a.m. Eastern time on February 10, 2026 (the “Effective Time”), Hans T. Schambye would cease serving as the Company’s Chief Executive Officer and President. Subject to Dr. Schambye executing a separation agreement in favor of the Company in a form agreed to by the Company, Dr. Schambye will be entitled to receive separation benefits in accordance with (i) his retention agreement, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2025 and (ii) the Company’s Executive Separation Benefits Plan, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 31, 2025 (the “Proxy Statement”); however, the base salary continuation and pro-rated bonus will be paid in a single lump sum and all of Dr. Schambye’s outstanding equity awards will be fully accelerated.

On February 9, 2026, Dr. Schambye notified the Board of his resignation from the board, effective as of the Effective Time. The resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Interim Principal Executive Officer

On February 6, 2026, the Board appointed Sherwin Sattarzadeh, the Company’s current Chief Operating Officer, to serve as the Company’s interim principal executive officer, effective as of the Effective Time.

The Company previously entered into an offer letter with Mr. Sattarzadeh, dated December 31, 2025 (the “Sattarzadeh Offer Letter”). The Sattarzadeh Offer Letter will continue to govern the terms of Mr. Sattarzadeh’s employment with the Company. A description of the Sattarzadeh Offer Letter and Mr. Sattarzadeh’s biographical information are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2026.

Mr. Sattarzadeh was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Sattarzadeh does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Sattarzadeh has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2026, in connection with the approval by stockholders of the Company at a special meeting of stockholders (the “Special Meeting”) as described in Item 5.07 below, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.00001 per share (“Common Stock”), from 300,000,000 to 500,000,000, which became effective upon filing.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on February 9, 2026. The following proposals were submitted to the stockholders of the Company at the Special Meeting, which are described in detail in the Proxy Statement:

1.
To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), upon conversion of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.00001 per share, and the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.00001 per share (“Series C Preferred Stock”) (the “Conversion Proposal”);
2.
To approve an amendment to the Certificate of Incorporation, as amended and restated (“Certificate of Incorporation”), to increase the number of authorized shares of Common Stock from 300,000,000 to 500,000,000 (the “Authorized Shares Proposal”);

3.
To approve (A) the redomestication of the Company from the State of Delaware to the Cayman Islands by conversion (“Proposal No. 3A”) and (B)(i) the redomestication of the Company from the State of Delaware to the Cayman Islands by way of continuation and (ii) the adoption of the memorandum and articles of association of the Company (the “Cayman Articles”), substantially in the form attached as Annex C to the Proxy Statement (“Proposal No. 3B” and together with Proposal No. 3A, the “Redomestication Proposal”);
4.
To approve the Galecto, Inc. 2026 Equity Incentive Plan (the “Equity Incentive Plan Proposal”); and
5.
To approve the Galecto, Inc. 2026 Employee Stock Purchase Plan (the “ESPP Proposal”).

There were 1,597,321 shares of Common Stock outstanding and entitled to vote on December 29, 2025, the record date for the Special Meeting, and 1,231,020 shares of Common Stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

All proposals submitted to a vote of the stockholders of the Company at the Special Meeting were approved. The final voting results regarding each proposal are set forth below.

1.
Conversion Proposal.

For	Against	Abstain	Broker Non-Votes
809,145	6,299	4,565	155,340

The above voting results for the Conversion Proposal do not include up to 265,309 shares of Common Stock that were issued in the Asset Acquisition (as described in the section “Description of the Transactions—Acquisition of Damora” in the Proxy Statement) that were not entitled to vote on the Conversion Proposal for purposes of Nasdaq rules. Up to 265,309 of these shares of Common Stock were voted in favor of the Conversion Proposal for purposes of adopting the proposal under Delaware law. However, to comply with applicable Nasdaq rules, the Company instructed the inspector of elections to conduct a separate tabulation, which is set forth above, that subtracted up to 265,309 shares from the total number of shares of Common Stock voted in favor of the Conversion Proposal for purposes of determining whether the proposal was also adopted under applicable Nasdaq rules.

2.
Authorized Shares Proposal.

For	Against	Abstain	Broker Non-Votes
1,010,197	218,862	1,961	0

3.
Redomestication Proposal.

For	Against	Abstain	Broker Non-Votes
826,366	246,649	2,665	155,340

4.
Equity Incentive Plan Proposal.

For	Against	Abstain	Broker Non-Votes
826,435	243,664	5,581	155,340

5.
ESPP Proposal.

For	Against	Abstain	Broker Non-Votes
840,262	230,574	4,844	155,340

Item 8.01	Other Events.

Following the approval of the Conversion Proposal and the automatic conversion of shares of the Company’s Series C Preferred Stock, subject to certain beneficial ownership limitations, the Company had approximately 43.6 million shares of Common Stock issued and outstanding as of February 9, 2026, which gives effect to the automatic conversion of 42,005 shares of the Company’s Series C Preferred Stock into 42,005,000 shares of Common Stock.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective as of February 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galecto, Inc.

Date: February 10, 2026	By:	/s/ Sherwin Sattarzadeh
Sherwin Sattarzadeh
Chief Operating Officer